News Release                                                        Exhibit 99.1
PS Business Parks, Inc.
701 Western Avenue
P.O. Box 25050
Glendale, CA 91221-5050
www.psbusinessparks.com
--------------------------------------------------------------------------------
                                  For Release:           Immediately
                                  Date:                  November 11, 2002
                                  Contact:               Mr. Jack Corrigan
                                                        (818) 244-8080, Ext. 663

Glendale,  California - PS Business Parks, Inc. (AMEX: PSB),  reported operating
results  for  the  third  quarter  ending   September  30,  2002  and  announced
distributions for the fourth quarter of 2002.

Net income allocable to common shareholders for the third quarter of 2002 was $9.9 million or $0.46 per diluted share on revenues of $49.9 million compared to $10.0 million or $0.45 per diluted share on revenues of $42.8 million for the same period in 2001 based on 21.8 million and 22.3 million weighted average diluted shares outstanding during the third quarter of 2002 and 2001 respectively. Net income allocable to common shareholders for the nine months ended September 30, 2002 was $32.5 million or $1.49 per diluted share on revenues of $150.3 million compared to net income allocable to common shareholders of $31.1 million or $1.37 per diluted share on revenues of $121.2 million for the same period in 2001 based on 21.8 million and 22.7 million weighted average diluted shares outstanding during the nine months ended September 30, 2002 and 2001 respectively. Net income allocable to common shareholders for the first nine months of 2002 included recognizing gains on dispositions of properties totaling $7.4 million or $0.26 per share, the Company's share of gains on disposition of four buildings in its joint venture of $265,000 or approximately $0.01 per share and a $900,000 impairment charge or approximately $0.03 per share, for one of its properties held for sale that was determined to have a carrying value more than the anticipated net sales proceeds.

Net  income  per  diluted  share  before  the  recognition  of the  gains on the disposition of properties and impairment charge on properties held for disposition for the third quarter of 2002 was $0.42 or $0.03 less than the same period in 2001. The net income per diluted share before the recognition of the gains on the disposition of properties and joint venture properties and the impairment charges for the first nine months of 2002 was $1.26 or $0.11 less than the same period in 2001. The decreases for both periods were the result of an increase in depreciation expense as a result of $305 million of property acquisitions in 2001. The increased depreciation expense was partially offset by the net operating income from the acquired properties, net of financing costs.

Supplemental Measures
---------------------

Funds from operations ("FFO") for the third quarter of 2002 were $26.1 million or $0.90 per share compared to $23.7 million or $0.80 per share for the same period in 2001. This represents an increase of 12.5% in FFO per share based on
29.1 million and 29.6 million weighted average shares outstanding during the third quarter of 2002 and 2001, respectively. FFO for the nine months ended September 30, 2002 was $77.4 million or $2.66 per share compared to $70.0 million or $2.34 per share for the same period in 2001. This represents an increase of 13.7% in FFO per share based on 29.1 million and 30.0 million weighted average shares outstanding during the nine months ended September 30, 2002 and 2001 respectively. FFO and FFO per share exclude the gain on disposition of real estate and marketable securities, the Company's share of gains from dispositions in its joint venture, impairment charges and the accrual of straight line rents, all of which are included in the calculation of net income.

The growth in FFO per share is due primarily to net operating income from acquisitions completed during 2001 and a reduction in the number of the Company's outstanding common shares. Acquisitions and the repurchase of shares were financed primarily with existing cash, issuance of preferred stock, low cost debt and retained cash.

Funds Available for Distribution (FAD) represents FFO less recurring capitalized expenditures which includes maintenance capital expenditures, tenant improvements and capitalized lease commissions. FAD for the third quarter of 2002 were $20.7 million or $0.71 per share compared to $20.2 million or $0.68 per share for the same period in 2001. This represents an increase of 4.4%. FAD for the nine months ended September 30, 2002 was $63.7 million or $2.19 per share compared to $62.7 million or $2.09 per share for the same period in 2001. This represents an increase of 4.8%. The increases in FAD were the result of increased FFO partially offset by increased recurring capital expenditures incurred as a result of higher lease transaction costs including tenant improvements concessions and leasing commissions due to a weak leasing environment combined with increased recurring capital expenditures attributable to an increase in square footage of 12.9% and 16.4% for the three and nine months ended September 30, 2002.

Property Operations
-------------------

In order to evaluate the performance of the Company's overall portfolio, management analyzes the operating performance of a consistent group of properties (11.8 million net rentable square feet). These properties in which the Company currently has an ownership interest (herein referred to as the "Same Park" facilities) have been owned and operated by the Company for the comparable periods. The "Same Park" facilities represent approximately 80% of the square footage of the Company's wholly-owned portfolio at September 30, 2002.

The following tables summarize the pre-depreciation historical operating results of the "Same Park" facilities and the entire portfolio, excluding the effects of accounting for rental income on a straight-line basis.

                "Same Park" Facilities (11.8 million square feet)
                -------------------------------------------------


                                                                     Three Months Ended
                                                                       September 30,
                                                            ------------------------------------
                                                                  2002                2001             Change
                                                            ------------------  ----------------    ------------
  Rental income (1)....................................      $  37,411,000       $  37,265,000          0.4%
  Cost of operations...................................         10,053,000          10,090,000         (0.4%)
                                                            ------------------  ----------------    ------------
  Net operating income.................................      $  27,358,000       $  27,175,000          0.7%
                                                            ==================  ================    ============

  Gross margin (2).....................................          73.1%               72.9%              0.2%
  Weighted average for period:
      Occupancy........................................          93.9%               95.6%             (1.7%)
      Annualized realized rent per occupied sq. ft.(3).          $13.46              $13.17             2.2%
  ................................................................................................................


                                                                     Nine Months Ended
                                                                       September 30,
                                                            ------------------------------------
                                                                  2002                2001             Change
                                                            ------------------  ----------------    ------------
  Rental income (1)....................................      $ 112,301,000       $ 110,574,000          1.6%
  Cost of operations...................................         29,974,000          29,004,000          3.3%
                                                            ------------------  ----------------    ------------
  Net operating income.................................      $  82,327,000       $  81,570,000          0.9%
                                                            ==================  ================    ============

  Gross margin (2).....................................          73.3%               73.8%             (0.5%)

  Weighted average for period:

      Occupancy........................................          94.6%               96.1%             (1.5%)
      Annualized realized rent per occupied sq. ft.(3).          $13.36              $12.96             3.1%




(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

                           Total Portfolio Statistics
                           --------------------------


                                                                     Three Months Ended
                                                                       September 30,
                                                            ------------------------------------
                                                                  2002                2001             Change
                                                            ------------------  ----------------    ------------
  Rental income (1) (4)................................      $  49,487,000       $  43,002,000          15.1%
  Cost of operations (4)...............................         13,184,000          12,006,000          9.8%
                                                            ------------------  ----------------    ------------
  Net operating income.................................      $  36,303,000       $  30,996,000          17.1%
                                                            ==================  ================    =============

  Gross margin (2).....................................           73.4%              72.1%              1.3%

  Weighted average for period:
      Square footage...................................        14,555,000          12,887,000           12.9%
      Occupancy........................................          93.8%               95.2%             (1.4%)
      Annualized realized rent per occupied sq. ft.(3).          $14.50              $14.02             3.4%
  ...............................................................................................................

                                                                     Nine Months Ended
                                                                       September 30,
                                                            ------------------------------------
                                                                  2002                2001             Change
                                                            ------------------  ----------------    ------------
  Rental income (1) (4)................................      $ 148,093,000       $ 120,793,000          22.6%
  Cost of operations (4)...............................         40,213,000          32,852,000          22.4%
                                                            ------------------  ----------------    ------------
  Net operating income.................................      $ 107,880,000       $  87,941,000          22.7%
                                                            ==================  ================    ============

  Gross margin (2).....................................          72.8%               72.8%             (0.0%)

  Weighted average for period:
      Square footage...................................        14,571,000          12,521,000           16.4%
      Occupancy........................................          94.3%               95.8%             (1.5%)
      Annualized realized rent per occupied sq. ft.(3).          $14.37              $13.43             7.0%



(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

(4) Rental income ($473,000 and $1,404,000 for the three and nine months ended September 30, 2002), cost of operations ($226,000 and $649,000 for the three and nine months ended September 30, 2002) and square footage (238,000) of development properties have been excluded from Total Portfolio Statistics.

(5) Includes rental income ($1,023,000 and $1,060,000 for the three months and $3,143,000 and $3,213,000 for the nine months ended September 31, 2002 and 2001, respectively) and cost of operations ($457,000 and $518,000 for the three months and $1,466,000 and $1,502,000 for the nine months ended September 30, 2002 and 2001, respectively) from discontinued operations.

Development Properties
----------------------

The Company has developed one office and one flex facility that are currently shell complete and in the lease-up phase. The projects total approximately 238,000 square feet and have an estimated aggregate cost of approximately $25 million. The office development completed in June 2001, consists of two buildings totaling 97,000 square feet in the Beaverton submarket of Portland, Oregon and is 26% leased. There were no new leases signed for this facility during the nine months ended September 30, 2002. The flex development, completed in November 2000, consists of two buildings totaling 141,000 square feet in the Chantilly submarket of Northern Virginia. The Company leased an additional 30,000 square feet during 2002 at the Northern Virginia development bringing the development to 80% leased. Both properties are classified as operating as of September 30, 2002 and the Company has ceased capitalizing interest.

Financial Condition
-------------------

The Company continued to maintain financial strength and flexibility. The following are the Company's key financial ratios with respect to its leverage at September 30, 2002.

     Ratio of FFO to fixed charges for the quarter (1)...............................      31.8x
     Ratio of FFO to fixed charges year-to-date (1)..................................      24.2x
     Ratio of FFO to fixed charges and preferred distributions for the quarter (2)...       3.8x
     Ratio of FFO to fixed charges and preferred distributions year-to-date(2).......       3.6x

     Debt and preferred  equity to total market  capitalization  (based on the common
     stock price of $34.00 at September 30, 2002)...................................        31%
     Available under line of credit at September 30, 2002............................   $100 million



(1) Fixed charges include interest expense of $1,115,000 ($4,098,000 year-to -date) and no capitalized interest for the third quarter of 2002 ($288,000 year-to-date).

(2) Preferred distributions include amounts paid to preferred shareholders of $3,933,000 ($11,483,000 year-to-date) and preferred unitholders in the operating partnership of $4,412,000 ($13,237,000 year-to-date) for the third quarter of 2002.

During October, 2002, the Operating Partnership completed a private placement of 800,000 preferred units with a preferred distribution rate of 7.95%. The net proceeds from the placement of preferred units were approximately $19.5 million.

In October 2002, the Company extended its unsecured line of credit (the "Credit Facility") with Wells Fargo Bank. The Credit Facility has a borrowing limit of $100 million and an expiration date of August 1, 2005.

Joint Venture Property Dispositions
-----------------------------------

Through a joint venture with an institutional investor, the Company holds a 25% equity interest in an industrial park in the City of Industry, submarket of Los Angeles County. Initially the joint venture consisted of 14 buildings totaling 294,000 square feet. During the second quarter, the joint venture sold two of the buildings totaling 47,000 square feet. The Company recognized a gain of $148,000 on the disposition of the two buildings which is included in equity in income of joint venture. During the third quarter, the joint venture sold two additional buildings totaling 29,000 square feet. The Company recognized an additional gain of $117,000 in the third quarter resulting in a total gain of $265,000 for the nine months ended September 30, 2002. These gains have been excluded from funds from operations. As of September 30, 2002, the joint venture holds 10 buildings totaling 218,000 square feet which the joint venture is currently marketing for sale.

The joint venture has a variable rate mortgage obligation of approximately $5 million which currently bears interest at 5.45%. The Company has guaranteed repayment of the mortgage under certain conditions, but it is not included in the Company's total liabilities.

Property Dispositions
---------------------

As previously announced in the fourth quarter of 2001, the Company identified two properties totaling 199,000 square feet that do not meet its ongoing investment strategy. On October 8, 2002, the Company sold one of these properties totaling 43,000 square feet for net proceeds of $1.8 million. The Company will recognize a gain of approximately $100,000 during the fourth quarter on the sale for accounting purposes. The other property is currently being marketed. The Company determined that the net proceeds from the sale will be less than the carrying value and recorded a $900,000 impairment charge in the third quarter.

During the third quarter of 2002, the Company identified two additional properties that do not meet the Company's ongoing investment criteria. One property located in Overland Park Kansas totaling 62,000 square feet was sold on August 26, 2002 for $5.3 million resulting in net proceeds of $5.1 and a gain of approximately $2 million for accounting purposes. This was the Company's only facility in Kansas. The other property located in Landover Maryland totaling 125,000 square feet, was sold on October 1, 2002. The property was sold for approximately $9.6 million generating net proceeds of $9.5 million and a gain of approximately $1.2 million for accounting purposes which will be recognized in the fourth quarter of 2002.

Distributions Declared
----------------------

The Board of Directors declared a quarterly dividend of $0.29 per common share on November 11, 2002. Distributions were also declared with respect to the Company's various series of preferred stock. All of the distributions are payable on December 31, 2002 to shareholders of record as of the close of business on December 13, 2002.

Company Information
-------------------

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines "flex" space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2002, PSB wholly-owned approximately 14.8 million net rentable square feet of commercial space with approximately 3,200 customers located in eight states, concentrated primarily in California (4,673,000 sq. ft.), Texas (2,983,000 sq. ft.), Oregon (1,973,000 sq. ft.), Virginia (2,621,000 sq. ft.)
and Maryland (1,769,000 sq. ft.).

Forward-Looking Statements
--------------------------

When used within this press release, the words "expects," "believes," "anticipates," "should," "estimates," and similar expressions are intended to identify "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company's facilities, the Company's ability to evaluate, finance, and integrate acquired and developed properties into the Company's existing operations; the Company's ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company's facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company's SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the third quarter's operating results is available on the Internet. The Company's web site is www.psbusinessparks.com.
                          ------------------------

A  conference  call is scheduled  for  Tuesday,  November 12, 2002 at 10:00 a.m.
(PDT) to discuss these results. The toll free number is 1-800-399-4409, the conference ID is 6069556. An instant replay of the conference call will be available through November 19, 2002 at 1-800-642-1687. The replay can also be accessed under the "Investor Relations" section of our web site.

Additional financial data attached.


                             PS BUSINESS PARKS, INC.
                             Selected Financial Data



                                                                          At September 30, 2002      At December 31, 2001
                                                                         -------------------------  ------------------------
Balance Sheet Data:
------------------

    Cash and cash equivalents.........................................       $     4,625,000           $     3,076,000
    Marketable securities.............................................       $     5,378,000           $     9,134,000
    Note receivable...................................................       $       200,000           $     7,450,000
    Properties held for disposition, net..............................       $    16,643,000           $    17,619,000
    Real estate facilities, before accumulated depreciation...........       $ 1,244,457,000           $ 1,228,050,000
    Total assets......................................................       $ 1,138,136,000           $ 1,169,955,000
    Total debt........................................................       $    77,720,000           $   165,145,000
    Minority interest - common units..................................       $   166,436,000           $   162,141,000
    Minority interest - preferred units...............................       $   197,750,000           $   197,750,000
    Preferred stock...................................................       $   170,950,000           $   121,000,000
    Common shareholders' equity.......................................       $   492,945,000           $   478,731,000

    Total common shares outstanding at period end.....................            21,553,000                21,540,000
                                                                         =========================  ========================
    Total common shares outstanding at period end, assuming conversion
     of all Operating Partnership units into common stock.............            28,858,000                28,845,000
                                                                         =========================  ========================



                             PS BUSINESS PARKS, INC.
                             Selected Financial Data




                                                          For the Three Months Ended          For the Nine Months Ended
                                                                 September 30,                      September 30,
                                                      ---------------------------------- -----------------------------------
                                                             2002             2001              2002             2001
                                                      ----------------- ---------------- ---------------- ------------------
Revenues:
   Rental income....................................   $   49,478,000    $   42,230,000   $  148,632,000    $  118,751,000
  Facility management fees primarily from affiliates          191,000           170,000          577,000           499,000
  Business services.................................           24,000            75,000           93,000           308,000
  Equity in income of joint venture.................          138,000                 -          387,000                 -
  Interest and dividend income......................           47,000           350,000          647,000         1,671,000
                                                      ----------------- ---------------- ---------------- ------------------
                                                           49,878,000        42,825,000      150,336,000       121,229,000
                                                      ----------------- ---------------- ---------------- ------------------
Expenses:
  Cost of operations................................       12,953,000        11,488,000       39,396,000        31,350,000
  Cost of facility management.......................           44,000            38,000          134,000           111,000
  Cost of business services.........................           88,000           147,000          376,000           460,000
  Depreciation and amortization.....................       14,595,000        10,679,000       42,885,000        30,058,000
  General and administrative........................        1,194,000         1,037,000        3,398,000         3,157,000
  Interest expense..................................        1,115,000           538,000        4,098,000           932,000
                                                      ----------------- ---------------- ---------------- ------------------
                                                           29,989,000        23,927,000       90,287,000        66,068,000
                                                      ----------------- ---------------- ---------------- ------------------

Income from continuing operations...................       19,889,000        18,898,000       60,049,000        55,161,000
Income from discontinued operations and properties
held for sale.......................................          556,000           542,000        1,677,000         1,711,000
                                                      ----------------- ---------------- ---------------- ------------------
Income before income from gain on disposition of
   real estate, gain on investments and minority           20,455,000        19,440,000       61,726,000        56,872,000
   interest........................................
  Gain on disposition of real estate................        2,041,000                 -        7,407,000                 -
  Gain on investment in marketable securities.......           16,000                 -           41,000            15,000
  Impairment charge on property held for sale.......         (900,000)                -         (900,000)                -
                                                      ----------------- ---------------- ---------------- ------------------
Income before minority interest.....................       21,612,000        19,440,000       68,274,000        56,887,000
  Minority interest in income - preferred units.....       (4,412,000)       (3,323,000)     (13,237,000)       (9,696,000)
  Minority interest in income - common units........       (3,356,000)       (3,268,000)     (11,019,000)      (10,047,000)
                                                      ----------------- ---------------- ---------------- ------------------
Net income..........................................   $   13,844,000    $   12,849,000   $   44,018,000    $   37,144,000
                                                      ================= ================ ================ ==================
Net income allocation:
   Allocable to preferred shareholders..............   $    3,933,000    $    2,839,000   $   11,483,000    $    6,014,000
   Allocable to common shareholders.................        9,911,000        10,010,000       32,535,000        31,130,000
                                                      ----------------- ---------------- ---------------- ------------------
                                                       $   13,844,000    $   12,849,000   $   44,018,000    $   37,144,000
                                                      ================= ================ ================ ==================

Net income per common share - diluted:                 $         0.46    $         0.45   $         1.49    $         1.37
                                                      ================= ================ ================ ==================

 Weighted average common shares outstanding -
 diluted:                                                  21,772,000        22,295,000       21,763,000        22,685,000
                                                      ================= ================ ================ ==================


                             PS BUSINESS PARKS, INC.
                  Computation of Funds from Operations ("FFO")


                                                                  Three Months Ended                  Nine Months Ended
                                                                     September 30,                      September 30,
                                                        ------------------------------------ ----------------------------------
                                                                2002              2001             2002              2001
                                                         ----------------- ----------------- ---------------- -----------------
Net income allocable to common shareholders.............   $   9,911,000    $  10,010,000     $  32,535,000    $  31,130,000
    Less: Gain on investment in marketable securities..          (16,000)               -           (41,000)         (15,000)
    Less: Gain on disposition of real estate...........       (2,041,000)               -        (7,407,000)               -
    Less: Equity income from sale of joint venture
          properties...................................         (117,000)               -          (265,000)               -
    Less: Straight line rent adjustment................         (541,000)        (288,000)       (2,278,000)      (1,171,000)
    Add:  Depreciation and amortization................       14,595,000       10,679,000        42,885,000       30,058,000
    Add:  Depreciation from unconsolidated joint venture          17,000                -            57,000                -
    Add:  Impairment charge on property held for sale..          900,000                -           900,000                -
    Add:  Minority interest in income - common units...        3,356,000        3,268,000        11,019,000       10,047,000
                                                         ----------------- ----------------- ---------------- -----------------
Consolidated FFO allocable to common shareholders.......   $  26,064,000    $  23,669,000     $  77,405,000    $  70,049,000
                                                         ================= ================= ================ =================

Computation of Diluted FFO per Common Share (1):

Consolidated FFO allocable to common shareholders......    $  26,064,000    $  23,669,000     $  77,405,000    $  70,049,000
                                                         ================= ================= ================ =================

     Weighted average common shares outstanding........       21,552,000       22,210,000        21,548,000       22,610,000
     Weighted average common OP units outstanding......        7,305,000        7,305,000         7,305,000        7,307,000
     Dilutive effect of stock options..................          220,000           85,000           215,000           75,000
                                                         ----------------- ----------------- ---------------- -----------------
Weighted  average common shares and OP units for purposes
  of computing fully-diluted FFO per common share......       29,077,000       29,600,000        29,068,000       29,992,000
                                                         ================= ================= ================ =================

Fully diluted FFO per common share ....................    $        0.90    $        0.80     $        2.66    $        2.34
                                                         ================= ================= ================ =================

Computation of Funds Available for Distribution  ("FAD")
     (2)

Consolidated FFO allocable to common shareholders......    $  26,064,000    $  23,669,000     $  77,405,000    $  70,049,000
                                                         ================= ================= ================ =================

Less capitalized expenditures:
     Maintenance capital expenditures..................         (890,000)      (1,366,000)       (3,508,000)      (2,589,000)
     Tenant improvements...............................       (2,618,000)      (1,453,000)       (7,313,000)      (3,091,000)
     Capitalized lease commissions.....................       (1,812,000)        (687,000)       (2,861,000)      (1,666,000)
                                                         ----------------- ----------------- ---------------- -----------------
Total capitalized expenditures.........................       (5,320,000)      (3,506,000)      (13,682,000)      (7,346,000)
                                                         ----------------- ----------------- ---------------- -----------------

FAD....................................................    $  20,744,000    $  20,163,000     $  63,723,000    $  62,703,000
                                                         ================= ================= ================ =================

FAD per common share/OP unit...........................    $        0.71    $        0.68     $        2.19    $        2.09
                                                         ================= ================= ================ =================

(1) Funds from operations ("FFO") is a term defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") by which real estate investment trusts ("REITs") may be compared. It is generally defined as net income before depreciation and extraordinary items. FFO computations do not factor out the REIT's requirement to make either capital expenditures or principal payments on debt. The Company excludes straight line rent adjustments, gains/losses on disposition of real estate and gains/losses on sale of marketable securities to more accurately reflect cash flow from real estate operations. Other REITs may not make these adjustments in computing FFO.

(2)  Funds available for distribution ("FAD") is computed by deducting recurring
     capital   expenditures,   tenant   improvements  and  capitalized   leasing
     commissions from FFO.